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Exhibit 4.7

INDENTURE

BETWEEN

CAREER EDUCATION CORPORATION

AND

                                                           , AS TRUSTEE

Dated as of                         , 2003

CAREER EDUCATION CORPORATION

CROSS-REFERENCE SHEET*

        Showing the location in the Career Education Corporation Indenture of the provisions inserted pursuant to Sections 310 through 318(a) of the Trust Indenture Act of 1939.

Provision of Trust Indenture Act of 1939	Indenture Provision
§ 310(a)(1), (2)	Section 9.09
(3)	Not Applicable
(4)	Not Applicable
(5)
(b)	Sections 9.08 and 9.10
(c)	Not Applicable
§ 311(a)	Section 9.13(a)
(b)	Section 9.13(b)
(b)(2)	Sections 9.03(a)(ii) and 9.03(b)
(c)	Not Applicable
§ 312(a)	Sections 9.01 and 9.02(a)
(b)	Section 9.02(b)
(c)	Section 9.03(c)
§ 313(a)	Section 9.03(a)
(b)(1)	Not Applicable
(2)	Section 9.03(b)
(c)	Section 9.03(a) and 9.03(b)
(d)	Section 9.03(c)
§ 314(a)	Section 9.04
(b)	Not Applicable
(c)	Section 1.02
(d)	Not Applicable
(e)	Section 1.02
(f)	Not Applicable
§ 315(a)(1)	Section 9.01(a)(i)
(2)	Section 9.01(a)(ii)
(b)	Section 9.02 and 10.03(a)(vi)
(c)	Section 9.01(b)
(d)(1)	Section 9.01(a)
(2)	Section 9.01(c)(ii)
(3)	Section 9.01(c)(iii)
(e)	Section 8.14
§ 316(a)	Sections 8.02, 8.12 and 8.13
(b)	Section 8.08
(c)	Section 15.04
§ 317(a)(1), (2)	Sections 8.03 and 8.04
(b)	Section 13.03
§ 318(a)	Section 1.09

*
This cross-reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

i

CAREER EDUCATION CORPORATION.

INDENTURE

TABLE OF CONTENTS*

*
This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

i

	Person	4
	Place of Payment	4
	Predecessor Securities	4
	record date	4
	Redemption Date	4
	Redemption Price	4
	Registered Holder	4
	Registered Security	5
	Responsible Officer	5
	Security or Securities	5
	Securities Register and Securities Registrar	5
	Senior Debt	5
	special record date	5
	Specified Amount	5
	Stated Maturity	5
	Subordinated Debt	5
	Subsidiary	5
	Trustee	5
	Trust Indenture Act	5
	Unregistered Security	5
	Voting Stock	5
Section 1.02.	Other Defined Terms	6
Section 1.03.	Compliance Certificates and Opinions	6
Section 1.04.	Form of Documents Delivered to Trustee	6
Section 1.05.	Act of Holders	7
Section 1.06.	Notice to Trustee and Company	7
Section 1.07.	Notice to Holders; Waiver	7
Section 1.08.	Immunity of Incorporators, Stockholders, Officers and Directors	8
Section 1.09.	Conflict with Trust Indenture Act	8
Section 1.10.	Effect of Headings and Table of Contents	8
Section 1.11.	Successors and Assigns	9
Section 1.12.	Separability Clause	9
Section 1.13.	Benefits of Indenture	9
Section 1.14.	Governing Law	9
Section 1.15.	Cross References	9
Section 1.16.	Counterparts	9
ARTICLE II	FORM OF SECURITIES	10
Section 2.01.	Forms Generally	10
Section 2.02.	Form of Certificate of Authentication	10
Section 2.03.	Securities Issuable in the Form of a Global Security	10
ARTICLE III	THE SECURITIES	12
Section 3.01.	Amount Unlimited; Issuable in Series; Terms	12
Section 3.02.	Denominations	14
Section 3.03.	Authentication and Dating	14
Section 3.04.	Execution of Securities	15

v

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

        Section 1.01.    Definitions.

        For all purposes of this Indenture, of all indentures supplemental hereto and of all Securities issued hereunder or thereunder, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article I shall have the meanings assigned to them in this Article I, and include the plural as well as the singular, (b) all terms used in this Indenture, in any indenture supplemental hereto or in any such Securities which are defined in the Trust Indenture Act shall have the meanings assigned to them in such Act; and (c) all accounting terms not otherwise defined in this Indenture, in any indenture supplemental hereto or in such Securities shall have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles," with respect to any computation required or permitted hereunder, shall mean such accounting principles which are generally accepted at the date of such computation.

        "Act of the Holders": See Section 1.05.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the forgoing.

        "applicants": See Section 10.02.

        "Authenticating Agent": See Section 9.14.

        "Authorized Newspaper"means, when used with respect to the Securities of any series the terms of which permit Unregistered Securities, a newspaper of general circulation in the English language, published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities in the United States of America as may be specified by the terms of the Securities of such series. Whenever successive publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers in the same city.

        "Board of Directors"means the board of directors of the Company, any duly authorized committee of the board of directors, or officers of the Company to whom such board or committee shall have duly delegated its authority.

        "Board Resolution"means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day"when used in conjunction with the name of a city, shall mean any day other than a day on which banking institutions in such city are authorized or required by law or executive order to close, and shall otherwise mean each day of the week which is not a day on which banking institutions at the place where any specified act pursuant to this Indenture is to occur are authorized or required by law or executive order to close.

        "Commission"means the Securities and Exchange Commission.

        "Common Stock" means shares of common stock, par value $0.01 per share, of the Company.

        "Company"means Career Education Corporation, a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter means the successor.

        "Company Consent", "Company Order" and "Company Request" mean, respectively, a written consent, order or request signed in the name of the Company by the Chief Executive Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

        "Conversion Price" means the price at which shares of Common Stock or Preferred Stock, as applicable, are issuable upon conversion of any Securities, as adjusted from time to time in accordance with Article 6.

        "Corporate Trust Office"means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered; provided, however, that with respect to presentation of Registered Securities for payment or for registration of transfer and exchange, presentation of Unregistered Securities for registration and the location of the Securities Register, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be principally conducted.

        "corporation"includes a corporation, voluntary association, joint stock company and business trust.

        "Coupon"means any interest coupon appertaining to any Security.

        "Coupon Security"means any Security authenticated and delivered with one or more Coupons appertaining thereto.

        "Debt"of any Person means (i) all liabilities, whether issued or assumed, contingent or otherwise, of such Person (x) in respect of money borrowed by such Person or (y) evidenced by note, debenture or other like written obligation of such Person to pay money, (ii) all guarantees or legal liability (x) in respect of money borrowed by third persons or (y) in respect of obligations of third persons evidenced by note, debenture or other like written obligation of such third persons to pay money and (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by, or otherwise be the legal liability of, such Person.

        "Defaulted Interest": See Section 3.08.

        "Depositary"means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.

        "Event of Default": See Section 8.01.

        "Federal Bankruptcy Code"means Title 11 of the United States Code, as amended.

        "Fully Registered Security"means any Security registered as to principal and interest, if any.

        "Global Security"means with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, and which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest.

        "Government Obligations"means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

        "Holder"means a Person in whose name a Registered Security of any series is registered in the Securities Register or a bearer of an Unregistered Security or a Coupon.

        "Indenture"means this Indenture, as amended or supplemented from time to time, and shall include the form and terms of particular series of Securities established as contemplated hereunder.

        "Interest"when used with respect to non-interest bearing Securities, means interest payable after Maturity.

        "Interest Payment Date"means the Stated Maturity of an installment of interest on the Securities of any series.

        "Market Price" of any security means (i) the last closing trade price for such security on the primary securities exchange or market on which such security is listed or, if the foregoing is not applicable, the last closing trade price in the domestic over-the-counter market as reported by the National Bulletin Board, or any similar successor organization, or, if the foregoing is not applicable, the last closing trade price as reported in the "pink sheets" by the National Quotation Bureau, Inc. or any similar successor organization, in each such case, averaged over a period of twenty (20) consecutive trading days ending on the day prior to the day "Market Price" is being determined and (ii) if the "Market Price" cannot be calculated for a security pursuant to clause (i), the fair market value of such security determined by the Board of Directors of the Company pursuant to a Board Resolution.

        "Maturity"means the date on which the principal of any Security becomes due and payable, whether at Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund or otherwise.

        "Officers' Certificate"means a certificate signed by the Chief Executive Officer, the President or any Vice President, and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee.

        "Opinion of Counsel"means a written opinion signed by legal counsel to the Company, who shall be acceptable to the Trustee and who may be an employee of the Company, and delivered to the Trustee.

        "Original Issue Discount Security"means any Security which is initially sold at a discount from the principal amount thereof and which provides that an amount less than its principal amount is due and payable upon a declaration of acceleration pursuant to Section 8.02.

        "Outstanding"means, as of the date of determination, all Securities previously authenticated and delivered under this Indenture, except:

          (a)   Securities previously cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b)   Securities or portions thereof for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities, provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c)   Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Securities are held by a holder in due course.

        However, in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Securities owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be disregarded (Securities which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Securities and the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor), and (ii) the principal amount of Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the principal amount of such Securities that would be declared due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 8.02.

        "Overdue Rate": See Section 3.01(k).

        "Paying Agent"means any Person authorized from time to time by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

        "Person"means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment"when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) or interest, if any, on the Securities of such series are payable as specified by the terms of the Securities of such series, established as provided in Section 3.01.

        "Predecessor Securities"of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security. Any Security authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same Debt as the mutilated, lost, destroyed or stolen Security.

        "Preferred Stock" means shares of the preferred stock, par value $0.01 per share, of the Company.

        "record date": See Section 3.08.

        "Redemption Date"means the date fixed for redemption of the Securities of any series by the terms of the Securities of such series, established as provided in Section 3.01.

        "Redemption Price"when used with respect to any Security to be redeemed, means the price at which it is to be redeemed as specified by the terms of the Securities of such series established as provided in Section 3.01, exclusive of interest accrued and unpaid to the Redemption Date.

        "Registered Holder"means the Person in whose name a Registered Security is registered in the Securities Register.

        "Registered Security"means any Security, registered as to principal.

        "Responsible Officer"when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "Security" or "Securities"means a Fully Registered Security or a Registered Security or an Unregistered Security, authenticated and delivered under this Indenture.

        "Securities Register" and "Securities Registrar": See Section 3.05.

        "Senior Debt"means Debt of the Company which is not by its terms made subordinate or junior in right of payment with respect to the general assets of the Company to any other Debt of the Company.

        "Significant Subsidiary" means a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as in effect on the date hereof, except that any Subsidiary the common stock of which is listed on a national securities exchange or authorized for quotation on the National Market System of NASDAQ (at present or at any future relevant time), and any Subsidiary of such Subsidiary, shall be deemed not to be a Significant Subsidiary.

        "special record date": See Section 3.08.

        "Specified Amount": See Section 3.12(i).

        "Stated Maturity"when used with respect to any Security or any installment of interest thereon, means the date specified in such Security or a Coupon, if any, as the fixed date on which the principal (or any portion thereof) of such Security (or premium, if any) or such installment of interest is due and payable.

        "Subordinated Debt"means all Debt of the Company which is by its terms made subordinate or junior in right of payment to any other Debt of the Company.

        "Subsidiary"means any corporation of which more than 50% of the Voting Stock (other than directors' qualifying shares) shall at the time as of which any determination is being made, be owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

        "Trustee"means the party named as such in the first paragraph of this Indenture and, subject to the provisions of Article IX hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at any one time more than one Trustee hereunder, "Trustee" shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

        "Trust Indenture Act"means the Trust Indenture Act of 1939, as in force on the date of this Indenture, except as provided in Section 10.03 and Section 12.05.

        "Unregistered Security"means any Security that is not registered as to principal.

        "Voting Stock"means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        Section 1.02.    Other Defined Terms.

        Certain terms used in Article IX are defined in that Article.

        Section 1.03.    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)   a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 1.04.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate of or representations by an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such officer's or counsel's certificate, statement or opinion may be based is erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated to form one instrument.

        Section 1.05.    Act of Holders.

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Holders" signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent by a Holder of a Security or of any Coupon shall be sufficient for any purpose of this Indenture and (subject to Section 9.01 and Section 9.03) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

        (b)   The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner which the Trustee deems sufficient and in accordance with such reasonable requirements as the Trustee may determine.

        (c)   The ownership of Registered Securities of any series shall be proved by the Securities Register for such series or by a certificate of the Securities Registrar for such series; the ownership of Unregistered Securities of any series and Coupons shall be proved by proof of possession reasonably satisfactory to the Trustee.

        (d)   Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security and any Coupon appertaining thereto issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or permitted to be done by the Trustee or the Company or any agent of the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security or Coupon.

        Section 1.06.    Notice to Trustee and Company.

        Any notice, Act of the Holders or other document required or permitted by this Indenture shall be sufficiently given if in writing and (except as provided in subsections (d) and (e) of Section 8.01 of this Indenture or in any supplemental indenture) delivered in person or mailed, by first-class mail, postage prepaid, registered mail, certified mail or national overnight courier service, as follows:

        if to the Company,

    Career Education Corporation
    2895 Greenspoint Parkway, Suite 600
    Hoffman Estates, Illinois 60195
    Attention: Chief Financial Officer

        if to the Trustee, at its Corporate Trust Office, or at such other address previously furnished in writing by one party to the other.

        Section 1.07.    Notice to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) (a) if in writing and mailed, by first-class mail, postage prepaid, registered mail, certified mail or national overnight courier service, to Holders of any Fully Registered Securities affected by such event, as their names and addresses appear in the Securities Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice, and (b) with respect to Holders of any Unregistered Securities affected by such event, (i) if in writing and mailed by first-class mail, postage prepaid, registered mail, certified mail or national overnight courier service, to such Holders, in the manner and to the extent provided in Section 10.03, and (ii) if published at least twice, each on a Business Day, in an Authorized Newspaper or Newspapers, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice. If the Company mails a notice to Holders, it shall mail or deliver a copy thereof to the Trustee. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In case by reason of the suspension of publication of any Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Unregistered Securities as provided above, then such notice as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.

        Section 1.08.    Immunity of Incorporators, Stockholders, Officers and Directors.

        No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security or Coupon of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. It is expressly agreed and understood that this Indenture and all the Securities and Coupons of each series, are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom. It is further expressly agreed and understood that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities or Coupons of each series.

        Section 1.09.    Conflict with Trust Indenture Act.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

        Section 1.10.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

        Section 1.11.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns. All agreements in this Indenture by the Trustee shall bind its successors and assigns.

        Section 1.12.    Separability Clause.

        In case any provision in this Indenture or in the Securities or Coupons of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

        Section 1.13.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities or Coupons, expressed or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, and the Holders of the Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 1.14.    Governing Law.

        This Indenture, each Security and each Coupon shall be deemed to be a contract made under the laws of the State of New York, and this Indenture, each Security and each Coupon for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

        Section 1.15.    Cross References.

        All references herein to "Articles" and other subdivisions are to the corresponding Articles or other subdivisions of this Indenture; the word "Section" refers to corresponding Sections of this Indenture; and the words "herein", "hereof", "hereby", "hereunder", "hereinbefore" and "hereinafter" and other words of similar purport refer to this Indenture generally and not to any particular Article, Section or other subdivision hereof.

        Section 1.16.    Counterparts.

        This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same instrument.

ARTICLE II

FORM OF SECURITIES

        Section 2.01.    Forms Generally.

        The Securities of each series and the Coupons if any, to be attached thereto, shall be in substantially the form or forms established by or pursuant to the authority granted in a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture. The Securities may have notations, legends or endorsements placed thereon as may be required by law, any rule or regulation of any securities exchange or market on which the Securities may be listed, or agreements to which the Company is party, or as may, consistently herewith, be determined by the officers of the Company executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any.

        The definitive Securities and Coupons, if any, of each series shall be printed, lithographed or engraved or produced in any other manner, all as determined by the officers of the Company executing such Securities, and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

        Section 2.02.    Form of Certificate of Authentication.

        The certificate of authentication on all Securities shall be in substantially the following form:

    This is one of the Securities of the series provided for under the within-mentioned Indenture.

as Trustee
By
Authorized Officer
or
as Trustee
By
Authenticating Agent
By
Authorized Officer

        Section 2.03.    Securities Issuable in the Form of a Global Security.

        (a)   If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Security or Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or

Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Global Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the Securities in definitive form, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

        (b)   Notwithstanding any other provision of this Section 2.03 or of Section 3.05, subject to the provisions of subsection (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for Securities in definitive form, a Global Security may be transferred, in whole but not in part, and in the manner provided in Section 3.05, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

        (c)   (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for a Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver, Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

        (ii)   The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver, Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

        (iii)  If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms in definitive form and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

        (iv)  In any exchange provided for in any of clause (i), (ii) or (iii), the Company will execute, and the Trustee will authenticate and deliver, Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

ARTICLE III

THE SECURITIES

        Section 3.01.    Amount Unlimited; Issuable in Series; Terms.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities may be issued in one or more series. There shall be established in or pursuant to the authority granted in a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of any series:

          (a)   the title of the Securities of such series (which shall distinguish the Securities of such series from all other series of Securities);

          (b)   any limit on the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.03, Section 3.05, Section 3.06, Section 3.07, Section 4.07 or Section 12.06);

          (c)   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

          (d)   the date or dates on which the principal (and premium, if any) of the Securities of such series shall be payable;

          (e)   the rate or rates (which may be fixed or variable), or the method of determination thereof, at which the Securities of such series shall bear interest, if any;

          (f)    the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and in the case of Fully Registered Securities, the record dates, if other than as set forth in Section 3.08, for the determination of Holders to whom any such interest shall be payable, and whether any special terms and conditions relating to the payment of additional amounts in respect of payments on the Securities of such series shall, in the event of certain changes in the United States Federal income tax laws, apply to Unregistered Securities of such series or to Registered Securities of such series;

          (g)   the Place or Places of Payment for Securities of such series;

          (h)   the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise, and whether any special terms and conditions of redemption shall apply to Unregistered Securities of such series or to Registered Securities of such series;

          (i)    the obligation, if any, of the Company to redeem, repay or purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

          (j)    any deletions, modifications or additions to the Events of Default with respect to the Securities of such series;

          (k)   if other than the rate of interest stated in the title of the Securities of such series, the applicable rate of interest upon any overdue payments (the "Overdue Rate");

          (l)    if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.02;

          (m)  if the Securities of such series do not bear interest, the applicable dates for purposes of Section 10.01;

          (n)   whether payment of the principal of (and premium, if any) and interest, if any, on the Securities of such series shall be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by Holders;

          (o)   whether the Securities of such series are to be issued as Registered Securities (with or without Coupons) or Unregistered Securities or both, and, if Unregistered Securities or Coupon Securities are issued, whether Unregistered Securities or Coupon Securities of such series may be exchanged for Registered Securities or Fully Registered Securities of such series and whether Registered Securities or Fully Registered Securities of such series may be exchanged for Unregistered Securities of such series and the circumstances under which and the place or places where any such exchanges, if permitted, may be made;

          (p)   if other than as set forth in Section 7.01, provisions for the satisfaction and discharge of this Indenture;

          (q)   any deletions, modifications or additions to the covenants of the Company with respect to the Securities of such series, set forth herein, provided that no covenant required by the Trust Indenture Act as then in effect may be deleted;

          (r)   if other than the Trustee, the designation of the Authentication Agent, Paying Agent and Securities Registrar;

          (s)   whether the Securities will be convertible into, or exchangeable for, shares of Common Stock, shares of a series of Preferred Stock or other securities of the Company and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion or exchange price and the conversion or exchange period;

          (t)    whether the Securities shall be issued in whole or in part in the form of one or more Global Securities; the terms and conditions, if any, upon which such Global Securities may be exchanged in whole or in part for Securities in definitive form; and the Depositary for such Global Securities;

          (u)   the terms and conditions, if any, upon which the payment of Securities of such series shall be subordinated to other indebtedness of the Company; and

          (v)   any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

        All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the authority granted in such Board Resolution or in any such supplemental indenture.

        Not all of the Securities of any one series need be issued at the same time, and, unless otherwise provided in the Board Resolution or supplemental indenture establishing a series, such series may be reopened for issuances of additional Securities or to establish additional terms of such series of Securities pursuant to the provisions hereof.

        Section 3.02.    Denominations.

        Securities of each series shall be denominated and payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. In the absence of any specification pursuant to Section 3.01 with respect to the Securities of any series, the Securities of such series shall be issuable as Fully Registered Securities in denominations of $1,000 and any integral multiple thereof.

        Section 3.03.    Authentication and Dating.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, with appropriate Coupons, if any, attached thereto, executed by the Company together with a Company Order, to the Trustee for authentication. Such Company Order may authorize authentication and delivery of the Securities of such series from time to time in accordance with oral instructions of officers of the Company, provided that such oral instructions are confirmed by telecopy. Except as otherwise provided in this Article III, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, such Securities pursuant to such Company Order without any further action by the Company. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying upon:

          (a)   a Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution;

          (b)   an executed supplemental indenture, if any, relating thereto;

          (c)   an Officers' Certificate setting forth the form and terms of the Securities of such series pursuant to Section 2.01 and Section 3.01 (if not done in a supplemental indenture) and stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been complied with, that no Event of Default with respect to any series of Securities has occurred and is continuing and that the issuance of such Securities is not and will not result in (i) an Event of Default or an event or condition which, upon the giving of notice (or the acquisition of knowledge) or the lapse of time or both, would become an Event of Default or (ii) a default under the provisions of any other instrument or agreement by which the Company is bound; and

          (d)   an Opinion of Counsel stating:

            (i)    that the form and terms of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

            (ii)   that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will, together with any Coupons appertaining thereto, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (iii)  that the Company has the necessary corporate power to issue such Securities and Coupons, if any, and has duly taken all necessary corporate action with respect to such issuance;

            (iv)  that the issuance of such Securities and Coupons, if any, will not contravene the charter or by-laws of the Company or result in any violation of any of the terms or provisions of any New York or Federal law or regulation, of the General Corporation Law of the State of Delaware or any regulation issued thereunder, or of any indenture, mortgage or other similar agreement known to such counsel by which the Company is bound; and

            (v)   that all applicable provisions and requirements of the General Corporation Law of the State of Delaware, and all New York or Federal laws and requirements in respect of the execution and delivery by the Company of such Securities and the related supplemental indenture, if any, have been complied with and that authentication and delivery of such Securities and the execution and delivery of the related supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture; and

            (vi)  such other matters as the Trustee may reasonably request.

        With respect to Securities of a series constituting a medium term note program, the Company shall be required to deliver to the Trustee the documents described in this Section 3.03 only prior to the initial authentication of the Securities of such series and the Trustee may conclusively rely on such documents (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Securities delivered hereunder, the form thereof and the legality, validity, binding effect and enforceability thereof.

        If all the Securities of any one series are not to be issued at one time (i) the Trustee shall be entitled to assume that, at the time of the issuance of such Securities, the terms of such Securities do not violate any applicable law or agreement then binding on the Company, and (ii) it shall not be necessary to deliver a Board Resolution, an executed supplemental indenture, if any, an Officers' Certificate or an Opinion of Counsel at the time of issuance of each Security, but such Board Resolution, supplemental indenture, if any, Officers' Certificate and Opinion of Counsel shall be delivered at or prior to the time of issuance of the first Security of such series and the Trustee may conclusively rely on such documents as to the matters covered thereby until revoked by superseding comparable documents delivered to it. After any first delivery of Securities of a series, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

        The Trustee shall have the right to decline to authenticate and deliver any Securities together with any Coupons appertaining thereto under this Section 3.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

        Each Registered Security shall be dated the date of its authentication. Each Unregistered Security of any series shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.

        Section 3.04.    Execution of Securities.

        The Securities and the Coupons, if any, appertaining thereto, shall be signed in the name and on behalf of the Company by its Chief Executive Officer, its President, one of its Vice Presidents or its Treasurer and attested to by its Secretary or one of its Assistant Secretaries; all signatures of officers of the Company may be manual or facsimile. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited in Section 2.02, executed by or on behalf of the Trustee by manual signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by or on behalf of the Trustee upon any Security executed by the Company shall be conclusive evidence, and the only evidence, that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

        In case any officer of the Company who shall have signed any of the Securities or Coupons, if any, shall cease to be such officer before the Securities or Coupons, if any, so signed shall have been authenticated (in the case of the Securities) and delivered by or on behalf of the Trustee, or disposed of by the Company, such Securities and Coupons, if any, appertaining thereto nevertheless may be authenticated (in the case of the Securities) and delivered or disposed of as though the person who signed such Securities or Coupons, if any, had not ceased to be such officer of the Company; and any Security or Coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security or Coupon, if any, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

        The Trustee shall not authenticate or deliver any Coupon Security until any matured Coupons appertaining thereto have been detached and cancelled, except as otherwise provided or permitted by this Indenture.

        Section 3.05.    Exchange and Registration of Transfer of Securities.

        Subject to Section 2.03, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations of a like Stated Maturity and with like terms and provisions. Securities to be exchanged shall be surrendered together, in the case of Coupon Securities, with all unmatured Coupons and matured Coupons in default appertaining thereto, at one of the offices or agencies to be maintained by the Company, as provided in Section 13.02, and the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange therefor, the Security or Securities in the same series and in such authorized denominations as the Holder making such exchange shall have requested and shall be entitled to receive.

        The Company shall keep, at each of such offices or agencies, a register for each series of Securities issued hereunder (hereinafter collectively referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series and registration of transfer of Securities as in this Article III provided. The Securities Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company shall from time to time appoint one or more Persons to serve as securities registrar for the purpose of registering Registered Securities of each series and registering transfers of Registered Securities of each series as herein provided (each, a "Securities Registrar"); provided, however, that there shall not be more than one Securities Registrar for any series of Securities at any given time. Upon due presentment for registration of transfer of any Security of any series at such office or agency, the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in the name of the transferee or transferees a new Registered Security or Securities of the same series in authorized denominations for an equal aggregate principal amount.

        At the option of the Holder thereof, Securities of any series, whether Registered Securities or Unregistered Securities, which by their terms are registerable as to principal only or as to principal and interest, may, to the extent and under the circumstances specified by the terms of the Securities established as provided in Section 3.01, be exchanged for such Registered Securities with Coupons or Fully Registered Securities of such series, as may be issued by the terms thereof. Securities of any series, whether Registered Securities or Unregistered Securities, which by their terms provide for the issuance of Unregistered Securities, may not, except to the extent and under the circumstances specified by the terms of the Securities established as provided in Section 3.01, be exchanged for Unregistered Securities of such series. Securities so issued in exchange for other Securities shall be of like Stated Maturity and interest rate, if any. Unregistered Securities of any series issued in exchange for Registered Securities of such series between the record date for such Registered Securities and the next Interest Payment Date will be issued without the Coupon relating to such Interest Payment Date, and Unregistered Securities surrendered in exchange for Registered Securities between such dates shall be surrendered without the Coupon relating to such Interest Payment Date.

        Upon presentation for registration of any Unregistered Security of any series which by its terms is registrable as to principal, at an office or agency of the Company to be maintained as provided in Section 13.02, such Security shall be registered as to principal in the name of the Holder thereof, and such registration shall be noted on such Security. Any Security so registered shall be transferable on the Securities Register of the Company upon presentation of such Security at such office or agency for similar notation thereon. To the extent permitted by law, such Security may be de-registered by presenting such Security to the Securities Registrar for transfer to bearer form, whereupon transferability by delivery shall be restored. To the extent permitted by law, Unregistered Securities may be registered and de-registered successively from time to time at the option of the Holders thereof.

        Every Security issued upon registration of transfer or exchange of Securities pursuant to this Section 3.05 shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Security or Securities surrendered upon registration of such transfer or exchange.

        Unregistered Securities and Coupons shall be transferred by delivery. All Registered Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company, the Trustee or the Securities Registrar) be duly endorsed by, or be accompanied by, a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Securities Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.07, Section 4.07 or Section 12.06 not involving any transfer.

        The Company shall not be required (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

        None of the Company, the Trustee, any Paying Agent, any Authenticating Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Section 3.06.    Mutilated, Destroyed, Lost or Stolen Securities.

        In case any Security or Coupon shall become mutilated or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company in the case of a mutilated Security or Coupon shall, and in the case of a lost, stolen or destroyed Security or Coupon may in its discretion, execute, and upon a Company Request, the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, a new Security (with Coupons, if any, attached so that neither gain nor loss in interest shall result) of the same series and principal amount bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, or a new Coupon, as appropriate, in exchange and substitution for the mutilated Security or Coupon, or in lieu of and substitution for the Security or Coupon so destroyed, lost or stolen. If any such Security or Coupon shall have become due and payable or shall be about to become due and payable, instead of issuing a substituted Security or Coupon, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security or Coupon). In every case, the applicant for a substituted Security or Coupon shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

        Upon the issuance of any substituted Security or Coupon under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

        Every substituted Security or Coupon issued pursuant to the provisions of this Section 3.06 by virtue of the fact that any Security is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and Coupons of that series duly issued hereunder. All Securities and Coupons shall be held and owed upon the express condition that the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and Coupons and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

        Section 3.07.    Temporary Securities.

        Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten, photocopied or otherwise produced), which may be Registered Securities or Unregistered Securities, with or without Coupons attached. Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued, but may have variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Every such temporary Security shall be executed by the Company and shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued. Without unreasonable delay, the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the Corporate Trust Office of the Trustee, or, in the case of temporary Securities issued in respect of Unregistered Securities of any series, at the corporate trust office of the Trustee located in a city specified by the terms of the Securities established as provided in Section 3.01, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series with appropriate Coupons, if any, attached. Such exchange shall be made by the Company at its own expense and without any charge therefor except that, in case of any such exchange involving any registration of transfer, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

        Section 3.08.    Payment of Interest; Interest Rights Preserved.

        The Holder of any Fully Registered Security at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such

Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to the record date and prior to such Interest Payment Date. In the case of Coupon Securities, the Holder of any Coupon shall be entitled to receive the interest payable on such Interest Payment Date, upon surrender on such Interest Payment Date of the Coupon in respect of such interest. Except as otherwise specified by the terms of the Fully Registered Securities of a particular series established as provided in Section 3.01, the term "record date" as used in this Section 3.08 with respect to any Interest Payment Date shall mean the last day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of the calendar month, and shall mean the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month, whether or not such day shall be a New York Business Day.

        If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date in respect of any Fully Registered Securities, such defaulted interest (herein called "Defaulted Interest") shall cease to be payable to the registered Holder on such record date and shall be paid by the Company, at its election, as provided in clause (a) or (b) below:

          (a)   The Company may make payment of any Defaulted Interest to the Holders of Fully Registered Securities at the close of business on a subsequent record date (a "special record date") established in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Fully Registered Security and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for deposit with the Trustee, prior to the date of the proposed payment, of an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest. The Company shall fix the special record date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. At least 10 days before the special record date, the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder of Fully Registered Securities at such Holder's address as it appears on the Securities Register. Thereafter, such Defaulted Interest shall be paid to the Holders of Fully Registered Securities at the close of business on the special record date (notwithstanding the cancellation of such Fully Registered Securities upon any transfer or exchange subsequent to such special record date and prior to such payment).

          (b)   The Company may make payment of any Defaulted Interest on the Fully Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Securities of such series may be listed, and upon such notice as may be required by such exchange or market, if such manner of payment shall be deemed practicable by the Trustee.

        Any Defaulted Interest payable in respect of a Coupon Security of any series shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the Holders of Fully Registered Securities and Coupon Securities of such series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 1.07.

        Subject to the foregoing provisions of this Section 3.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        Subject to the provisions of Section 6.02, with respect to any Security which is converted after any applicable record date for an Interest Payment Date and on or prior to the record date for the next succeeding Interest Payment Date (other than any Security the principal of (or premium, if any, on) which shall become due and payable, whether at Stated Maturity or by declaration, call for redemption or otherwise prior to the record date for such next succeeding Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date, notwithstanding such conversion (whether or not such interest is punctually paid or duly provided for), shall be paid to the Person in whose name that Security is registered at the close of business on such record date. Except as otherwise expressly provided in the immediately preceding sentence, with respect to any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

        Section 3.09.    Persons Deemed Owners.

        Prior to the due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08), if such Registered Security is a Fully Registered Security, interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon, whether or not the Security to which such Coupon appertains be registered, as the absolute owner of such Security or Coupon, as the case may be, for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security or Coupon be overdue, and neither the Company, the Trustee, any Paying Agent nor any Securities Registrar shall be affected by notice to the contrary. All such payments so made to any Holder, or upon such Holder's order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Security or Coupon.

        No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Security.

        Section 3.10.    Cancellation.

        All Securities surrendered for the purpose of payment, redemption, repayment, purchase, exchange, conversion or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, be surrendered to the Securities Registrar and promptly cancelled by it or, if surrendered to the Securities Registrar, shall be promptly cancelled by it, and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by this Indenture. The Securities Registrar shall destroy cancelled Securities and Coupons in accordance with a Company Order and deliver a certificate of such destruction to the Company unless, by a Company Order, the Company directs that such cancelled Securities and Coupons be returned to the Company.

        Section 3.11.    Computation of Interest.

        Except as otherwise specified by the terms of the Securities of any series established as provided in Section 3.01, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. If any provision of this Indenture or the terms of the Securities of any series established as provided in Section 3.01 would require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law, the Company shall instead pay interest on the Securities of the applicable series at the maximum rate permitted by applicable law.

        Section 3.12.    Compliance with Certain Laws and Regulations.

        If any Unregistered Securities or Coupon Securities are to be issued in any series of Securities, the Company will use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that such Unregistered Securities or Coupon Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company or the Trustee.

ARTICLE IV

REDEMPTION OF SECURITIES

        Section 4.01.    Applicability of Article.    The provisions of this Article shall be applicable to the Securities of any series which by their terms are redeemable before their Maturity except as otherwise specified by the terms of the Securities of such series established as provided in Section 3.01.

        Section 4.02.    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem all, or, as the case may be, any part of the Securities of any series (or all or any part of the Registered Securities of such series, if the terms and conditions of redemption shall differ with respect to Unregistered Securities and Registered Securities of such series as specified by the terms of the Securities of such series, established as provided in Section 3.01) shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of a series (except in the case of a redemption in whole of the Unregistered Securities, the Coupon Securities, the Registered Securities or the Fully Registered Securities of such series), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

        Section 4.03.    Selection by Trustee of Securities to be Redeemed.

        If less than all the Securities of any series are to be redeemed, the Trustee shall select, not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (which is in compliance with the requirements of any securities exchange or market on which such Securities may be listed) the Securities of such series or portions thereof (in multiples of $1,000, except as otherwise set forth in the applicable form of Security) to be redeemed.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

        Section 4.04.    Notice of Redemption.

        At least 30 days but not more than 60 days prior to the Redemption Date, the Company shall give notice, as provided in Section 1.07, to each Holder of Securities of the series to be redeemed. Neither the failure to mail or publish such notice, nor any defect in any notice so mailed or published to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders.

        In any event, the notice of redemption shall identify the Securities to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price;

          (3)   the Place or Places of Payment;

          (4)   if less than all Outstanding Securities of such series are to be redeemed, the identification (and, if any Security is to be redeemed in part, the principal amount) of the Securities of such series to be redeemed;

          (5)   that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after the Redemption Date;

          (6)   that Coupon Securities, if any, surrendered for payment must be accompanied by all Coupons, if any, maturing subsequent to the Redemption Date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment; and

          (7)   that the redemption is pursuant to a sinking fund, if such is the case.

        Notice of redemption of the Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        Section 4.05.    Deposit of Redemption Price.

        On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided, in Section 13.03) an amount of money (in immediately available funds in the case of deposits made on a Redemption Date), sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities or portions thereof which are to be redeemed on that date.

        Section 4.06.    Securities Payable on Redemption Date.

        Once notice of redemption is mailed or published, as the case may be, the Securities or portions thereof to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued interest, if any, to the Redemption Date, and from and after such date (unless the Company defaults in the payment of the Redemption Price) such Securities or portions thereof shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with such notice, and all Coupons, if any, appertaining thereto, at a Place of Payment in such notice specified, such Securities and Coupons or specified portions thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date. Installments of interest, if any, whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record dates according to their terms and the provisions of Section 3.08 hereof.

        If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing on or after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted.

        If any Security called for redemption shall not be so paid upon surrender thereof on such Redemption Date, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate specified in the Security.

        Section 4.07.    Securities Redeemed in Part.

        Any Security which is to be redeemed only in part and the Coupons, if any, appertaining thereto shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, to the Holder of such Security without service charge, a new Security or Securities of the same series of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.

ARTICLE V

SINKING FUNDS

        Section 5.01.    Applicability of Article.

        The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a series which by their terms provide for a sinking fund, except as otherwise specified by the terms of the Securities of such series established as provided in Section 3.01.

        The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment."

        Section 5.02.    Satisfaction of Mandatory Sinking Fund Payments with Securities.

        In lieu and satisfaction of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of such series (together with the unmatured Coupons, if any, appertaining thereto) previously purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

        Section 5.03.    Redemption of Securities for Sinking Fund.

        Not less than 45 days prior to each sinking fund payment date for any series of the Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 5.02 (which Securities will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such Officers' Certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such Officers' Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Officers' Certificate when due, the Company will not have the right to make any optional sinking fund payment, if any, with respect to such series on the next succeeding sinking fund payment date.

        Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company, if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Securities at the Redemption Price specified in such Securities for operation of the sinking fund, together with accrued interest, if any, to the applicable Redemption Date. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company, if the Company is acting as its own Paying Agent) to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee (or by the Company, if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.03) for such series and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 5.03. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or by the Company, if the Company is acting as its own Paying Agent) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities shall be applied by the Trustee (or by the Company, if the Company is acting as its own Paying Agent) together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

        The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in the first paragraph of Section 4.03 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.06 and 4.07.

        On or before any sinking fund payment date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, will segregate and hold in trust as provided in Section 13.03) an amount of money (in immediately available funds in the case of deposits made on a sinking fund payment date), sufficient to pay any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 5.03.

        Section 5.04.    No Sinking Fund Redemption During Default.

        Neither the Company nor the Trustee shall redeem any Securities of any series with sinking fund moneys or mail any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this Section) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been mailed in accordance with the provisions of this Article V, the Trustee (or the Company, if the Company is acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) in accordance with the terms of this Article V. Except as aforesaid, any moneys in the sinking fund for such series at the time when such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities and the Coupons, if any, appertaining thereto. However, in case such Event of Default or default shall have been cured or waived as provided in this Indenture, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of Section 5.03.

ARTICLE VI

CONVERSION OF SECURITIES

        Section 6.01.    Applicability of Article.    The provisions of this Article shall be applicable to the Securities of any series which are convertible by their terms into shares of Common Stock or shares of the applicable series of Preferred Stock, and the issuance of such shares of Common Stock or Preferred

Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 3.01 for the Securities of such series.

        Section 6.02.    Exercise of Conversion Privilege.    In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose, accompanied by written notice, in the form set forth in or prescribed by such Security, to the Company that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock or shares of the applicable series of Preferred Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the Holder or its attorney duly authorized in writing. Securities so surrendered for conversion during the period from the close of business on any record date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such Holder notwithstanding the conversion of such Security, subject to the provisions of Section 3.08 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock or full shares of the applicable series of Preferred Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock or such series of Preferred Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock or shares of the applicable series of Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 3.08, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock or shares of the applicable series of Preferred Stock issued upon such conversion. In the case of any Security which is converted in part only, upon such conversion, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

        Section 6.03.    No Fractional Shares.    No fractional share of Common Stock or Preferred Stock shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed by the Company on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 6.03, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock or Preferred Stock upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the product obtained by multiplying the Market Price per share of Common Stock or the applicable series of Preferred Stock, as the case may be, by the amount of such fractional share. The Trustee shall not have any responsibility with respect to the computation of the Conversion Price, and may conclusively rely upon the Company's determination thereof.

        Section 6.04.    Adjustment of Conversion Price.    The Conversion Price in effect at any time shall be subject to adjustment as follows:

          (a)   In case the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock (whether shares of Common Stock, the applicable series of Preferred Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock or the applicable series of Preferred Stock, (iii) combine its outstanding shares of Common Stock or the applicable series of Preferred Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock or the applicable series of Preferred Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted by the Company so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned or been entitled to receive immediately following such action had such Security been exchanged immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted exchange price between or among shares of such classes of capital stock.

          (b)   In case the Company shall distribute to all holders of its Common Stock or the applicable series of Preferred Stock, as the case may be, evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company), then, in each such case, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of Common Stock or the applicable series of Preferred Stock, as applicable, less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed, and of which the denominator shall be such Market Price per share of the Common Stock or the applicable series of Preferred Stock, as applicable, on the applicable record date. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (c)   In any case in which this Section 6.04 shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer (but only until five Business Days following the mailing by the Company of the Officers' Certificate described in subsection (h) below issuing to the holder of any share converted after such record date (i) the shares of Common Stock, the applicable series of Preferred Stock and other capital stock of the Company issuable upon such conversion over and above (ii) the shares of Common Stock, the applicable series of Preferred Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment.

          (d)   In the case of either (i) any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or outstanding shares of the applicable series of Preferred Stock, or (ii) any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then the holder of each Outstanding Security shall have the right to exchange such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Preferred Stock issuable upon conversion of such Security immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.04 assuming, in the case of any consolidation, merger, sale or conveyance, such holder of Common Stock or holder of the applicable series of Preferred Stock (i) is not a Person with or into which the Company consolidated or merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise such holder's rights of election, if any, as to the kind or amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that if the kind or amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each share of Common Stock or share of the applicable series of Preferred Stock, as applicable, held immediately prior to such consolidation, merger, sale or conveyance by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 6.04 the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this subsection (d) shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (e)   No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further that adjustment shall be required and made in accordance with the provisions of this Section 6.04 (other than this subsection (e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock or Preferred Stock, as applicable. All calculations under this Section 6.04 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6.04 to the contrary notwithstanding, the Company shall be permitted to make such reductions in the Conversion Price in addition to those required by this Section 6.04 as it in its discretion shall consider to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the holders of the Common Stock or Preferred Stock.

          (f)    In the event that at any time as a result of an adjustment made pursuant to subsection (a) above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of its Common Stock or the applicable series of Preferred Stock, thereafter the conversion price of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock and the applicable series of Preferred Stock contained in subsections (a) through (e) above, and the provisions of Sections 6.01 through 6.03 and Sections 6.05 through 6.09 with respect to the Common Stock and the applicable series of Preferred Stock shall apply on like or similar terms to any such other shares.

          (g)   Before taking any action which would cause an adjustment reducing the then equivalent Conversion Price to be below the then par value of the Common Stock or the Preferred Stock, as applicable, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock or the applicable series of Preferred Stock at the Conversion Price as so adjusted.

          (h)   Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each additional conversion agent, if any, an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities at such Holder's address as the same appears on the Securities Registrar of the Company. Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any adjustment to the Conversion Price to be made pursuant to this Section.

        Section 6.05.    Notice of Certain Corporate Actions.    In case:

          (a)   the Company shall declare a dividend (or any other distribution) on its Common Stock or the applicable series of Preferred Stock (other than dividends or distributions which will not require an adjustment of the Conversion Price of Securities of any series pursuant to Section 6.04); or

          (b)   the Company shall authorize the granting to the holders of its Common Stock or the applicable series of Preferred Stock, as applicable, of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any stockholders of the Company is required or which will not require an adjustment of the Conversion Price of Securities of any series pursuant to Section 6.04); or

          (c)   of any reclassification of the Common Stock or the applicable series of Preferred Stock (other than a subdivision or combination of its outstanding shares of Common Stock or the applicable series of Preferred Stock, or any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required or which will not require an adjustment of the Conversion Price of Securities of any series pursuant to Section 6.04), or of the sale of all or substantially all of the assets of the Company; or

          (d)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

  then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Securities Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock or the applicable series of Preferred Stock, as applicable, of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock or the applicable series of Preferred Stock, as applicable, of record shall be entitled to exchange their shares of Common Stock or the applicable series of Preferred Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the conversion agent.

        Section 6.06.    Reservation of Shares of Common Stock.    The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and the applicable series of Preferred Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock and the full number of shares of the applicable series of Preferred Stock then issuable upon the conversion of all Outstanding Securities of any series that have conversion rights.

        Section 6.07.    Payment of Certain Taxes Upon Conversion.    The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock and the applicable series of Preferred Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or shares of the applicable series of Preferred Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

        Section 6.08.    Nonassessability.    The Company covenants that all shares of Common Stock and each series of Preferred Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

        Section 6.09.    Effect of Consolidation or Merger on Conversion Privilege.    In case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in the case of a statutory share exchange to which the Company is a party or in case of any sale or conveyance of all or substantially all of the properties or assets of the Company (including cash), the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, or the surviving entity in such share exchange, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding of any series that is convertible into Common Stock or a series of Preferred Stock shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Security), to convert such Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger, share exchange, conveyance or sale by a holder of the number of shares of Common Stock or the applicable series of Preferred Stock into which such Security might have been converted immediately prior to such consolidation, merger, share exchange, conveyance or sale, subject to compliance with the other provisions of this Indenture, such Security and such supplemental indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security. The above provisions of this Section shall similarly apply to successive consolidation, mergers, share exchanges, conveyances or sales. It is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if pursuant to such merger, consolidation, share exchange, conveyance or sale, holders of outstanding shares of Common Stock and the applicable series of Preferred Stock do not receive shares of common stock or preferred stock, as applicable, of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Securities shall not have the right to thereafter convert their Securities into common stock or preferred stock, as applicable, of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock or the applicable series of Preferred Stock into which the Securities held by such holder might have been converted immediately prior to such consolidation, merger, share exchange, conveyance or sale, all as more fully provided in the first sentence of this Section 6.09. Anything in this Section 6.09 to the contrary notwithstanding, the provisions of this Section 6.09 shall not apply to a merger or consolidation of another corporation with or into the Company or any share exchange to which the Company is a party pursuant to which both of the following conditions are applicable: (i) the Company is the surviving or successor corporation and (ii) the outstanding shares of Common Stock or the applicable series of Preferred Stock, as applicable, are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger, consolidation or share exchange. As evidence of the kind and amount of shares of stock or other securities or property (including cash) into which Securities may properly be convertible after any such consolidation, merger, share exchange, conveyance or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

        Section 6.10.    Duties of Trustee Regarding Conversion.    Neither the Trustee nor any conversion agent shall at anytime be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock or a series of Preferred Stock to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or a series of Preferred Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or a series of Preferred Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

        Section 6.11.    Repayment of Certain Funds Upon Conversion.    Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including funds deposited for the sinking fund referred to in Article V hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

ARTICLE VII

SATISFACTION AND DISCHARGE

        Section 7.01.    Satisfaction and Discharge of Securities of any Series.

        The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

        (1)   either

        (A)  all Securities of such series previously authenticated and delivered (other than (i) any Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 13.03) have been delivered to the Trustee for cancellation; or

        (B)  with respect to all Outstanding Securities of such series described in (A) above not previously delivered to the Trustee for cancellation:

          (i)    the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 7.03, as the case may be; or

          (ii)   the Company has irrevocably deposited or caused to be deposited with the Trustee as obligations in trust such amount of Government Obligations as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 7.03, as the case may be;

        (2)   the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series;

        (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series have been complied with; and

        (4)   if the Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to the Trustee as of the date of such deposit, then the Company shall have given, not later than the date of such deposit, notice of such deposit to the Holders of the Securities of such series;

provided that the Company shall not make the deposit provided for by subsection (B) of this Section 7.01 unless the Company shall have delivered to the Trustee:

          (a)   an Opinion of Counsel to the effect that (x) either (i) as a result of such deposit and the related exercise of the Company's option under this Section 7.01, registration will not be required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (ii) all necessary registrations under such Act have been effected, and (y) such deposit with the Trustee to discharge the Company's obligation in respect of payments is not prohibited by the rules or regulations of any securities exchange or market on which the applicable series of Securities are listed, and

          (b)   an Opinion of Counsel (which counsel shall be recognized tax counsel) stating that in such counsel's opinion the deposit of funds and obligations and the satisfaction and discharge of indebtedness on the Securities of such series pursuant to this Section 7.01 will not result in recognition by the Holders of income, gain or loss for Federal income tax purposes (other than income, gain, or loss which would have been recognized in like amount and at a like time absent such deposit, satisfaction and discharge).

        Subject to Section 7.04, upon the satisfaction of the conditions set forth in this Section 7.01 with respect to all the Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Outstanding Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 7.01(1)(B). However, in no event shall the Company be discharged from (a) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (c) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (b) any obligations under Section 8.07 and Section 8.10 and (c) any obligations under Section 3.05 and Section 3.06 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, lost, destroyed or stolen Securities shall not be obligations of the Company) and Section 10.01. Further, in the event a petition for relief under the Federal Bankruptcy Code or a successor statute is filed with respect to the Company within 91 days after the deposit, the entire indebtedness on all Securities of such series shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request.

        [The Company may make the deposit provided for in subsection (B) of this Section 7.01 only if permitted by the provisions for the subordination of the indebtedness evidenced by the Securities of such series, if any, that are a part of this Indenture.]

        Section 7.02.    Satisfaction and Discharge of Indenture.

        Subject to Section 7.04, upon compliance by the Company with the provisions of Section 7.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officers' Certificate (and at the expense of the Company), the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

        Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 3.05, 3.06, 9.07, 9.10 and 10.01 and the obligations of the Trustee under Section 7.03 shall survive.

        Section 7.03.    Application of Trust Money.

        All money and obligations deposited with the Trustee pursuant to Section 7.01 shall be held irrevocably in trust and, if required by the Trustee for the Securities of any series, shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. Such money and obligations shall be applied by the Trustee, in accordance with the provisions of the Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with the Trustee. Funds and obligations so held in trust are not subject to the provisions for the subordination of the indebtedness evidenced by the Securities, if any, that constitute a part of this Indenture. If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

        Section 7.04.    Reinstatement.

        If the Trustee is unable to apply any money or Government Obligations deposited with the Trustee pursuant to Section 7.01 with respect to the Securities of any series by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01, (a) until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 7.01, and (b) upon receipt of the Officers' Certificate and Opinion of Counsel as provided in Section 7.01(3); provided, however, that if the Company has made any payment of interest on or principal of any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money or Government Obligations held by the Trustee.

        Section 7.05.    Repayment to Company.

        After full payment of any and all amounts due and owing (i) pursuant to any provision of this Indenture and (ii) with respect to Securities of a series, the Trustee shall promptly pay to the Company upon written request any excess money, Government Obligations or Securities of such series held by it at any time.

ARTICLE VIII

DEFAULTS AND REMEDIES

        Section 8.01.    Events of Default.

        "Event of Default", whenever used in this Indenture with respect to Securities of any series, means any one of the following events and such other events as may be specified by the terms of the Securities of such series established as provided in Section 3.01 (whatever the reason for the Event of Default and whether it shall be occasioned by subordination provisions, if such provisions constitute a part of this Indenture, or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any rule or regulation of any administrative or governmental body), continued for the period of time, if any, and after the giving of notice, if any, designated herein and therein, as the case may be, unless the same is either not applicable to such series or is deleted or modified by the terms of the Securities of such series established as provided in Section 3.01:

          (a)   default in the payment of any interest upon any Security of such series when the same becomes due and payable, and continuance of such default for a period of 30 days; or

          (b)   default in the payment of all or any part of the principal of (or premium, if any, on) any Security of such series when the same becomes due and payable at its Maturity, upon redemption (if applicable) or otherwise; or

          (c)   default in the payment of any sinking fund installment or analogous obligation, if any, when and as the same shall become due and payable; or

          (d)   subject to Section 8.13, default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series contained in this Indenture or in such Securities (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with), which default or breach shall have continued unremedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 90 days after there has been given, by registered or certified mail or national overnight courier, to the Company by the Trustee for the Securities of such series, or to the Company and such Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e)   (i) an Event of Default with respect to any other series of Securities issued or hereafter issued pursuant to this Indenture or (ii) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed, issued, assumed or guaranteed by the Company having unpaid principal in excess of $2,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any such indebtedness for money borrowed, whether such indebtedness now exists or shall hereafter be created, which Event of Default or default, as the case may be, in either such case, shall have resulted in such other series of Securities or such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such other series of Securities or such indebtedness having been discharged or such declaration of acceleration having been rescinded or annulled within a period of 60 days after there shall have been given, by registered or certified mail or national overnight courier, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such Event of Default or default, as the case may be, and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder, unless at the end of such 60-day period and thereafter the Event of Default or default is being contested in good faith by the Company; provided, however, that subject to the provisions of Sections 8.01 and 8.02, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the corporate trust department of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice at its Corporate Trust Office thereof from the Company, any Holder, the holder of any such indebtedness or the trustee under any such mortgage, indenture or other instrument;

          (f)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other similar Federal or state law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of their respective property (other than the appointment of a trustee as a mortgagee or secured party in connection with the issuance of any Debt of the Company or such Significant Subsidiary), or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (g)   the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar Federal or state law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other similar Federal or state law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of their respective property (other than the appointment of a trustee as a mortgagee or secured party in connection with the issuance of any Debt of the Company or such Significant Subsidiary), or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

        Section 8.02.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default with respect to Securities of any series occurs and is continuing, then, and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, the Trustee for such series or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount (or, in the case of Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) and accrued interest, if any, of all the Securities of such series to be due and payable immediately, by a written notice to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration the same shall become immediately due and payable.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained or entered as hereinafter in this Article VIII provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee for such series, may waive all defaults with respect to such Securities and rescind and annul such declaration and its consequences if

          (a)   the Company has paid or deposited with the Trustee for the Securities of such series a sum sufficient to pay:

            (i)    all overdue installments of interest, if any, on all Securities of such series;

            (ii)   the principal of (and premium, if any, on), any and all Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the Overdue Rate applicable to such series;

            (iii)  to the extent that payment of such interest is lawful, interest upon any overdue installment of interest at the Overdue Rate applicable to such series; and

            (iv)  all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel; and

          (b)   all Events of Default with respect to such series of Securities, other than the nonpayment of the principal of Securities which have become due solely by such acceleration, have been cured to the reasonable satisfaction of the Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series or waived as provided in Section 8.13.

No such waiver and rescission shall affect any subsequent default or impair any right consequent thereon.

        Section 8.03.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if:

          (a)   default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or

          (b)   default is made in the payment of all or any part of the principal of (or premium, if any, on) any Securities of any series when and as the same becomes due and payable at its Maturity, upon redemption (if applicable) or otherwise; or

          (c)   default is made in the payment of any sinking fund installment or analogous obligation upon any Security of any series when and as the same becomes due and payable,

the Company will, upon demand of the Trustee for the Securities of such series, pay to such Trustee, for the benefit of the Holders of any such Security, the whole amount then due and payable on any such Security for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the Overdue Rate applicable to any such Security; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses disbursements and advances of such Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee for the Securities of such series, in its own name and as trustee of an express trust, may institute any action or proceeding in law or equity for the collection of the sums so due and unpaid, and may prosecute such action or proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Security, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series, and of the Holders of any Coupons appertaining thereto, by such appropriate action or proceedings in law or equity as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 8.04.    Trustee May File Proofs of Claim.

        The Trustee for the Securities of any series (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest), shall be entitled and empowered, by intervention in such proceeding or otherwise, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of such series and any Coupons appertaining thereto or the property of the Company or of such other obligor or their creditors,

            (i)    to file and prove a claim or claims for the whole amount of principal (or, in the case of Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 8.02), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents and to do such other acts as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel) and of the Holders of the Securities of such series and the Holders of any Coupons appertaining thereto allowed in such judicial proceeding, and

            (ii)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

        Any receiver, assignee, trustee, liquidator, custodian, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for such series, and in the event that such Trustee shall consent to the making of such payments directly to the Holders, to pay to such Trustee any amount due to it for reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts, due such Trustee under Section 9.07.

        Nothing herein contained shall be deemed to authorize any Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any Series or any Holder of any Coupons appertaining thereto, any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the Holders of any Coupons appertaining thereto or the rights of any Holder thereof, or to authorize any Trustee to vote in respect of the claim of any Holder of any Security of any Series or any Holder of any Coupons appertaining thereto in any such proceeding.

        Section 8.05.    Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee for the Securities of such series or any Coupons appertaining thereto without the possession of any of the Securities of such series or any Coupons appertaining thereto or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities or Coupons in respect of which such judgment has been recovered.

        Section 8.06.    Application of Money Collected.

        Any moneys collected by the Trustee for the Securities of any series pursuant to this Article VIII shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the several Securities and Coupons, if any, with respect to which such moneys were collected, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: To the payment of all amounts due such Trustee under Section 9.07;

          Second: To the payment of the amounts then due and unpaid upon such Securities and any Coupons appertaining thereto, for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities, and any Coupons appertaining thereto, for principal (and premium, if any) and interest, if any, respectively; and

          Third: To the Company.

        Section 8.07.    Limitation on Suits.

        A Holder of Securities of any series or a Holder of any Coupons appertaining thereto may not pursue any remedy; with respect to this Indenture unless:

          (1)   the Holder gives the Trustee written notice of a continuing Event of Default;

          (2)   the Holders of at least 25% in principal amount of the Outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offers to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

          (5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series.

In any event, no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.

        Section 8.08.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series or any Coupon appertaining thereto to receive payment of the principal of (and premium, if any) and (subject to Section 3.08) interest, if any, on such Security at the respective Places of Payment on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), at the respective rates and in the respective amounts expressed in such Security, or to bring suit for the enforcement of any such payment, is absolute and unconditional and shall not be impaired without the consent of the Holder of such Security, or Coupon, if any.

        Section 8.09.    Restoration of Rights and Remedies.

        If any Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holder shall continue as though no such proceeding had been instituted.

        Section 8.10.    Rights and Remedies Cumulative.

        Except as provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of such Securities or any Coupons appertaining thereto is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 8.11.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee for the Securities of any series or of the Holders of such Securities or any Coupons appertaining thereto to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to such Trustee or to such Holders may be exercised from time to time, and as often as may be expedient, by such Trustee or by the Holders of such Securities or the Coupons appertaining thereto.

        Section 8.12.    Control by Holders.

        The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series or exercising any trust or power conferred on such Trustee, provided that

          (a)   such Trustee may refuse to follow any direction that conflicts with law or this Indenture,

          (b)   subject to Section 9.01, such Trustee shall have the right to decline to follow any such direction if a Responsible Officer or Officers determines that the action so directed would be unjustly prejudicial to the Holders of the Securities of such series not taking part in such direction or would involve the Trustee in personal liability; or

          (c)   the Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

        Section 8.13.    Waiver of Past Defaults.

        The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any default hereunder and its consequences, except:

          (a)   a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment or analagous obligation with respect to the Securities of such series; or

          (b)   a default in respect of a covenant or provision of this Indenture which under Article XII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        Section 8.14.    Undertaking for Costs.

        The parties to this Indenture agree, and each Holder of any Security or of any Coupon by such Holder's acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 8.14 shall not apply to any suit instituted by the Trustee, any suit by any Holder, or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or any suit by any Holder of Securities or Coupons pursuant to Section 8.08.

        Section 8.15.    Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for the Securities of any series, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX

THE TRUSTEE

        Section 9.01.    Certain Duties and Responsibilities.

        (a)   Except during the continuance of an Event of Default,

          (i)    the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which are specifically required by any provision of this Indenture to be delivered to the Trustee, the Trustee shall be under a duty to examine the certificate's and opinions to determine whether or not they conform to the requirements of this Indenture.

        (b)   In case an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section 9.01;

          (ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii)  the Trustee for the Securities of any series shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction of the Holders of a majority in principal amount of the Outstanding Securities of such series pursuant to Section 8.12 relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture; and

          (iv)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its right or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.01.

        Section 9.02.    Notice of Defaults.

        Within 90 days after the occurrence of any default hereunder known to the Trustee for any series with respect to the Securities of such series, such Trustee shall provide notice of such default to all Holders of the Securities of such series, and of Coupons, if any, appertaining thereto in the manner provided in Section 1.07, unless such default shall have been cured or waived. However, in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series and of Coupons, if any, appertaining thereto. Further, in the case of any default of the character specified in Section 8.01(c), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 9.02, the term "default" means any event which is, or, after notice or lapse of time or both, would become, an Event of Default with respect to Securities of such series.

        Section 9.03.    Certain Rights of Trustee.

        Except as otherwise provided in Section 9.01:

          (a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c)   whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d)   the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in reliance thereon;

          (e)   the Trustee for the Securities of any series shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities of such series pursuant to this Indenture, unless such Holders shall have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f)    the Trustee need not investigate any fact or matter stated in any document, but if the Trustee determines to investigate, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of the Company, personally or by agent or attorney; and

          (g)   the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.

        Section 9.04.    Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities or any Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder, and shall not be responsible for any statement herein or therein other than the certificates of authentication on any Securities which they may authenticate. The Trustee represents and warrants that the statements made by it in any Statement of Eligibility on Form T-I supplied to the Company will be true and accurate. The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

        Section 9.05.    May Hold Securities.

        The Trustee, any Paying Agent, any Securities Registrar, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Securities of any series and, subject to Sections 9.08 and 9.13 may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar, Authenticating Agent or such other agent.

        Section 9.06.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money received by it hereunder, except as the Trustee may agree in writing with the Company.

        Section 9.07.    Compensation and Reimbursement.

        The Company agrees:

          (a)   to pay to the Trustee for the Securities of any series from time to time reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b)   except as otherwise expressly provided herein, to reimburse the Trustee for the Securities of any series upon its request for all reasonable expenses and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of any Authenticating Agent), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c)   to indemnify the Trustee for the Securities of any series and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including, without limitation, the reasonable fees and disbursements of their counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

        Section 9.08.    Disqualification; Conflicting Interests.

        (a)   If the Trustee for the Securities of any series has or shall acquire any conflicting interest, as defined in this Section 9.08, with respect to the Securities of such series and the Coupons, if any, appertaining thereto, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to such series in the manner and with the effect hereinafter specified in this Article IX. In such event, the Company shall take prompt steps to have a successor appointed in the manner set forth herein.

        (b)   If the Trustee for the Securities of any series shall fail to comply with the provisions of subsection (a) of this Section 9.08, such Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to all Holders of the Securities of such series and the Coupons, if any, appertaining thereto as provided in Section 1.07.

        (c)   For the purposes of this Section 9.08, the Trustee for the Securities of any series shall be deemed to have a conflicting interest with respect to such series if

          (i)    such Trustee is Trustee under this Indenture with respect to the Outstanding Securities of any other series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture. However, there shall be excluded from the operation of this subsection (x) this Indenture with respect to the Securities of any other series and (y) any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

            (1)   this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures (and all series of securities issued or issuable thereunder) are qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to the Securities of such series and the provisions of this Indenture with respect to one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify such Trustee from acting as such under this Indenture with respect to the Securities of such series and such other series or under such other indenture or indentures, or

            (2)   the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of such series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify such Trustee from acting as such with respect to the Securities of such series and such other series or under such other indenture or indentures;

          (ii)   such Trustee or any of its directors or executive officers is an underwriter for the Company;

          (iii)  such Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

          (iv)  such Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (1) one individual may be a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (2) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (3) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of subsection (i) of this subsection (c) of this Section 9.08, to act as trustee, whether under an indenture or otherwise;

          (v)   10% or more of the voting securities of such Trustee is beneficially owned either by the Company or by any director, partner, or executive officer of the Company, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of such Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer of the Company, or is beneficially owned, collectively, by any two or more such persons;

          (vi)  such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) of this Section 9.08 defined), (1) 5% or more of the voting securities, or 10% or more of any other class of security of the Company (not including the Securities issued under this Indenture with respect to which such Trustee is serving as such and securities issued under any other indenture under which such Trustee is also trustee), or (2) 10% or more of any class of security of an underwriter for the Company;

          (vii) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) of this Section 9.08 defined), 5% or more of the voting securities of any person who, to the knowledge of such Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (viii) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) of this Section 8.08 defined), 10% or more of any class of security of any person who, to the knowledge of such Trustee, owns 50% or more of the voting securities of the Company; or

          (ix)  such Trustee owns, on the date of a default (as hereinafter in this subsection (c) of this Section 9.08 defined) upon the Securities of any series, but exclusive of any period of grace or requirement of notice, or any anniversary of such default if such default upon the Securities of any series remains in existence, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under subsection (vi), (vii) or (viii) of this subsection (c) of this Section 9.08. As to any such securities of which such Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default upon the Securities of any series and annually in each succeeding year that the Securities of such series remain in default, such Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (and premium, if any) or interest, if any, on any of the Securities of any series when and as the same becomes due and payable, and such failure continues for 30 days thereafter, such Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by such Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by such Trustee for the purposes of subsections (vi), (vii) and (viii) of this subsection (c) of this Section 9.08; or

          (x)   except under the circumstances described in subsections (i), (iii), (iv), (v) and (vi) of Section 9.13(b), such Trustee shall be or become a creditor of the Company.

        The specification of percentages in subsections (v) to (ix), inclusive, of this subsection (c) of this Section 9.08 shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of subsection (iii) or (vii) of this subsection (c) of this Section 9.08.

        For the purposes of subsections (vi), (vii), (viii) and (ix) of this subsection (c) of this Section 9.08 only, (1) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (2) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (3) such Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default, as defined in clause (2) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

        (d)   For the purposes of this Section 9.08:

          (i)    The term "underwriter" when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (ii)   The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

          (iii)  The term "person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this subsection, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (iv)  The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any, trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (v)   The term "Company" means any obligor upon the Securities.

          (vi)  The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

        (e)   The percentages of voting securities and other securities specified in this Section 9.08 shall be calculated in accordance with the following provisions:

          (i)    A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 9.08 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (ii)   A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (iii)  The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (iv)  The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

            (1)   securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

            (2)   securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

            (3)   securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

            (4)   securities held in escrow if placed in escrow by the issuer thereof. However, any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (v)   A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges. However, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes. Also, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

        Section 9.09.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder for the Securities of each series which shall be a corporation organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000, subject to supervision or examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article IX. At no time shall the Company or any of the Company's Subsidiaries serve as Trustee under this Indenture.

        Section 9.10.    Resignation and Removal; Appointment of Successor.

        (a)   No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee for the Securities of such series pursuant to this Article IX shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.

        (b)   The Trustee, or any trustee or trustees hereafter appointed, for the Securities of any series may resign at any time with respect to one or more or all such series of Securities by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee for the Securities of such series shall not have been delivered to the Trustee for such series within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series.

        (c)   The Trustee for the Securities of any series may be removed at any time with respect to one or more or all such series by Act of the Holders of a majority in aggregate principal amount of the

Outstanding Securities of such one or more series (each voting as a class) delivered to such Trustee and to the Company.

        (d)   If at any time:

          (i)    the Trustee for the Securities of any series fails to comply with subsection (a) of Section 9.08 with respect to such series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of Securities of such series for at least six months, or

          (ii)   the Trustee for the Securities of any series ceases to be eligible under Section 9.09 and fails to resign after written request therefor by the Company or by any such Holder, or

          (iii)  the Trustee for the Securities of any series becomes incapable of acting with respect to the Securities of such series or is adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property is appointed or any public officer takes charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, then, in any such case, (1) the Company, by a Board Resolution, may remove the Trustee with respect to such series, or (2) subject to Section 8.14, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee for such series.

        (e)   If the Trustee for the Securities of any series resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of Trustee for the Securities of any series for any cause, the Company, by a resolution of the Board of Directors, shall promptly appoint a successor Trustee for the Securities of such series and shall comply with the applicable requirements of Section 9.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee for the Securities of such series is appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.11, become the successor Trustee for such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for any Security of such series is appointed by the Company and such Holders and has accepted appointment in the manner hereafter provided, then any Holder who has been a bona fide Holder of such Security for at least six months may, on, behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and appointment of a successor Trustee for such series.

        (f)    The Company shall give notice of each resignation and each removal of the Trustee for the Securities of any series and each appointment of a successor Trustee for the Securities of such series to Holders of the Securities of such series in the manner and to the extent provided in Section 1.07. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office. If the Company fails to give the notice required by this subsection (f) of this Section 9.10 within 15 days of the appointment of a successor Trustee, such successor Trustee shall give such notice at the expense of the Company.

        Section 9.11.    Acceptance of Appointment by Successor.

        (a)   In case of the appointment hereunder of a successor Trustee with respect to all of the Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the retiring Trustee and, if applicable, the receivers, trustees, custodians, assignees or court appointing it, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.

Upon the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        (b)   In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto wherein each such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Upon the request of the Company or of any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

        (c)   Upon the request of any such successor Trustee, the Company shall execute any instrument for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section 9.11, as the case may be.

        (d)   No successor Trustee for a series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article IX.

        Section 9.12.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee is a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of the Trustee for such series hereunder, provided such corporation shall be, with respect to such series, otherwise qualified and eligible under this Article IX, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee for such series or an Authenticating Agent for such series, then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

        Section 9.13.    Preferential Collection of Claims Against Company.

        (a)   Subject to subsection (b) of this Section 9.13, if the Trustee for the Securities of any series shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section 9.13, or subsequent to such a default, then, unless and until such default shall be cured, such Trustee shall set apart and hold in a special account for the benefit of such Trustee, individually, the Holders of the Securities of such series, the Holders of the Coupons, if any, appertaining thereto and the holders of other indenture securities (as defined in subsection (c) of this Section 9.13):

          (i)    an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (ii) of this Section 9.13(a), or from the exercise of any right of set-off which such Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (ii)   all property received by such Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

    Nothing herein contained, however, shall affect the right of such Trustee:

            (1)   to retain for its own account (A) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (B) the proceeds of the bona fide sale of any such claim by such Trustee to a third person, and (C) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law;

            (2)   to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

            (3)   to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if such Trustee shall sustain the burden of proving that at the time such property was so received such Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section 9.13, would occur within three months; or

            (4)   to receive payment on any claim referred to in subsection (2) or (3) against the release of any property held as security for such claim as provided in subsection (2) or (3), as the case may be, to the extent of the fair value of such property.

        For the purposes of subsections (2), (3) and (4), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such subsections is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of such Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

        If such Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among such Trustee, the Holders of the Securities of such series, the Holders of the Coupons, if any, appertaining thereto, and the holders of other indenture securities in such manner that such Trustee, the Holders of such Securities, the Holders of any such Coupons, and the holders of other indenture securities realize, as a result of payments from such special account and, payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or other applicable Federal or state law, the same percentage of their respective claims, figured before crediting to the claims of such Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of such Trustee, the Holders of such Securities, the Holders of any such Coupons, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or other applicable Federal or state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" includes any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or other applicable Federal or state law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (x) to apportion among such Trustee, the Holders of such Securities, the Holders of Coupons, if any, appertaining thereto, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (y) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to such Trustee, the Holders of such Securities, the Holders of Coupons, if any, appertaining thereto, and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

        Any Trustee which has resigned or been removed with respect to any series of Securities after the beginning of such three months' period shall be subject to the provisions of this subsection (a) with respect to the Securities of such series as though such resignation or removal had not occurred. If any Trustee has so resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) with respect to such series if and only if the following conditions exist:

          (i)    the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee for the Securities of such series, occurred after the beginning of such three months' period; and

          (ii)   such receipt of property or reduction of claim occurred within three months after such resignation or removal.

        (b)   There shall be excluded from the operations of subsection (a) of this Section 9.13 a creditor relationship arising from:

          (i)    the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by such Trustee;

          (ii)   disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (iii)  an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 9.13;

          (iv)  the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

          (v)   the acquisition, ownership, acceptance or negotiation of any self-liquidating paper as defined in subsection (c) of this Section 9.13.

        (c)   For the purposes of this Section 9.13 only:

          (i)    the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities of the applicable series or upon the other indenture securities when and as such principal or interest becomes due and payable;

          (ii)   the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (1) under which such Trustee is also trustee, (2) which contains provisions substantially similar to the provisions of this Section 9.13, and (3) under which a default exists at the time of the apportionment of the funds and property held in such special account;

          (iii)  the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (iv)  the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by such Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

          (v)   the term "Company" means any obligor upon the Securities.

        Section 9.14.    Authenticating Agent.

        The Trustee may appoint an authenticating agent (an "Authenticating Agent") for each series of Securities, which shall be acceptable to the Company, to act on behalf of such Trustee and subject to its direction in the authentication and delivery of the Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06. Securities of each such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal, state or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section 9.14 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 9.14.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent is a party, or any corporation succeeding to the corporate agency or corporate trust business of any Authenticating Agent, shall be an Authenticating Agent with respect to the Securities of all series for which such Authenticating Agent served as such, provided that such corporation shall be otherwise eligible under this Section 9.14, without the execution or filing of any paper or any further act on the part of the Trustee for the Securities of such series or such Authenticating Agent.

        Any Authenticating Agent may at any time resign by giving written notice of resignation to the applicable Trustee and to the Company. The Trustee for the Securities of any series may at any time terminate the agency of any Authenticating Agent for such series by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, with respect to the Securities of one or more or all series, the Trustee for such series promptly may appoint a successor Authenticating Agent, which shall be acceptable to the Company, and upon doing so shall provide notice of such appointment to all Holders of the Securities of such series or any Coupons appertaining thereto in the manner and to the extent provided in Section 1.07. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder with like effect as if originally named as an Authenticating Agent hereunder. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 9.14.

        The Trustee for the Securities of each series agrees to pay to the Authenticating Agent for the Securities of such series from time to time reasonable compensation for its services, and each such Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 9.07.

        The provisions of Sections 3.09, 9.04 and 9.05 shall be applicable to each Authenticating Agent.

ARTICLE X

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

        Section 10.01.    Holders' Lists.

        (a)   The Trustee for the Securities of each series shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of the Holders of the Securities of such series contained in the most recent list furnished to such Trustee by the Company as provided in subsection (b) of this Section 10.01 or in the Securities Register if such Trustee be the Securities Registrar for such series and the true names and addresses of Holders received by such Trustee in its capacity as Paying Agent for such series. Such Trustee may destroy any list furnished to it as provided in subsection (b) of this Section 10.01 upon receipt of a new list so furnished.

        (b)   If the Trustee is not the Securities Registrar for the Securities of a series, the Company shall furnish to the Trustee from information in the possession or control of the Company or any of its Paying Agents other than the Trustee (a) semi-annually, on a date not more than 15 days after each regular record date with respect to an Interest Payment Date, for each series of interest-bearing Securities, (b) on semi-annual dates in each year as specified by the term of the Securities for each series of non-interest bearing Securities and (c) at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date. The Company shall also be required to furnish such information which is known to it concerning the Holders of Coupons and Unregistered Securities; however, the Company shall have no obligation to investigate any matter relating to any Holder of an Unregistered Security or any Holder of a Coupon.

        Section 10.02.    Communications to Holders.

        (a)   If three or more Holders of the Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee for such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of any series with respect to their rights under this Indenture or under the Securities of any series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either

          (i)    afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 10.01, or

          (ii)   inform such applicants as to the approximate number of such Holders whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 10.01, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If such Trustee shall elect not to afford such applicants access to such information, such Trustee shall, upon the written request of such applicants, mail to each Holder to whom the applicant desires to communicate whose name and address appear in the information preserved at the time by such Trustee in accordance with Section 10.01, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of such Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender. Otherwise, such Trustee shall be relieved of any obligation or duty to such applicants respecting their applications.

        (b)   Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of the Company or the Trustee, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with subsection (a) of this Section 10.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under subsection (a) of this Section 10.02.

        Section 10.03.    Reports by Trustee.

        (a)   Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of any series of Securities hereunder, and within 60 days after May 15 in every year thereafter, so long as required by the Trust Indenture Act, as then amended, and so long as the Securities of any series are Outstanding hereunder, the Trustee for the Securities of the applicable series shall transmit by mail to all Holders of Registered Securities of such series as their names and addresses appear in the Securities Register, a brief report dated as of such date with respect to any of the following events which may have occurred since the date of the report issued by the Trustee in the immediately preceding year:

          (i)    its eligibility under Section 9.09 and its qualifications under Section 9.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections 9.08 and 9.09, a written statement to such effect;

          (ii)   the character and amount of any advances (and if such Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that such Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities for which it is Trustee Outstanding on the date of such report;

          (iii)  the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities of any series) to such Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in clause (ii), (iii), (iv) or (vi) of subsection (b) of Section 9.13;

          (iv)  any change to the property and funds, if any, physically in the possession of such Trustee as such on the date of such report;

          (v)   any additional series of Securities for which it is Trustee and which such Trustee has not previously reported; and

          (vi)  any action taken by such Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities of any series, except action in respect of a default, notice of which has been or is to be withheld by such Trustee in accordance with Section 9.02.

        (b)   The Trustee for the Securities of each series shall transmit by mail to Holders of Registered Securities of such series as their names and addresses appear in the Securities Register, a brief report with respect to the character and amount of any advances (and if such Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section 10.03 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that such Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities for which it is Trustee Outstanding at such time, such report to be transmitted within 90 days after such time.

        (c)   Reports pursuant to this Section 10.03 shall be transmitted by mail:

          (1)   to all registered Holders of Registered Securities, as the names and addresses of such Holders appear in the applicable Securities Register; and

          (2)   to such Holders of Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose.

        (d)   A copy of each such report shall, at the time of such transmission to such Holders, be filed by such Trustee with each stock exchange or market upon which such Securities are listed, with the Company, and also with the Commission. The Company will notify such Trustee when such Securities are listed on any stock exchange or market.

        Section 10.04.    Reports by Company.

        The Company will:

        (a)   file with the Trustee for the Securities of each series, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with such Trustee and with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

        (b)   file with such Trustee and with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

        (c)   transmit by mail to all Registered Holders, as their names and addresses appear in the Securities Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 10.04 as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE XI

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        Section 11.01.    Company May Consolidate, etc., Only on Certain Terms.

        The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (a)   the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and, if the Company is not the surviving corporation, the resulting entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for the Securities of each series, in form satisfactory to such Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities of such series and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice (or acquisition of knowledge) or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (c)   the Company has delivered to such Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and which supplemental indenture, if applicable, comply with this Article XI and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Section 11.02.    Successor Corporation Substituted.

        Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 11.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any and all of the Securities and the Coupons, if any, appertaining thereto issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee with respect to any series of Securities and the Coupons, if any, appertaining thereto and, upon the order of such successor corporation, instead of the Company, and subject to all of the terms, conditions and limitations in this Indenture prescribed, the Trustee with respect to any series of Securities shall authenticate and shall deliver any Securities of such series and the Coupons, if any, appertaining thereto which previously shall have been signed and delivered by the officers of the Company to such Trustee for authentication, and any Securities of such series and the Coupons, if any, appertaining thereto which such successor corporation thereafter shall cause to be signed and delivered to such Trustee for that purpose. All of the Securities and the Coupons, if any, appertaining thereto so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and the Coupons, if any, appertaining thereto theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and the Coupons, if any, appertaining thereto had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not substance) may be made in the Securities and the Coupons, if any, appertaining thereto thereafter issued as may be appropriate.

ARTICLE XII

SUPPLEMENTAL INDENTURES

        Section 12.01.    Supplemental Indentures Without Consent of Holders.

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee for the Securities of any or all series may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

          (a)   to comply with Section 11.01; or

          (b)   to add to the covenants of the Company, for the benefit of the Holders of the Securities of any or all series and the Coupons, if any, appertaining thereto (and if such additional covenants are to be for the benefit of less than all series of the Securities, stating that such covenants are being added solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

          (c)   to add Events of Default (and if such additional Events of Default are to be for the benefit of less than all series of the Securities, stating that such Events of Default are being added solely for the benefit of such series); or

          (d)   to establish the form or terms of the Securities of any series as permitted by Section 3.01 or authorize the issuance of additional Securities of a series previously authorized; or

          (e)   to permit payment of principal, premium or interest on Unregistered Securities or of interest on Coupon Securities; or

          (f)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which the Board of Directors deems necessary or desirable and which shall not adversely affect the interests of the Holders of any Securities or the Coupons, if any, appertaining thereto; or

          (g)   to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a) (2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision provided for in any similar Federal statute hereafter enacted; or

          (h)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.11; or

          (i)    to provide for the issuance of uncertificated Securities of one or more series in addition to or in place of certificated Securities; or

          (j)    to otherwise change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

        Section 12.02.    Supplemental Indentures With Consent of Holders.

        Subject to Sections 7.12 and 7.13, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of such Holders delivered to the Company and the Trustee for such series of the Securities, the Company, when authorized by a Board Resolution, and the Trustee for each series of Securities affected thereby may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series under this Indenture. However, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (a)   change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest, if any, thereon, or any premium payable on the redemption thereof, or change any Place of Payment where any Security, or any premium or interest thereon, is payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 8.02 or the amount thereof provable in bankruptcy pursuant to Section 8.04, or adversely affect the right of repayment, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under the sinking fund for any Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (b)   reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (c)   modify any of the provisions of this Section 12.02, Section 8.02 or Section 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of the Securities of one or more particular series, or which modifies the rights of the Holders of the Securities of one or more such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series or any Coupons appertaining thereto.

        It shall not be necessary for any Act of Holders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Any consent given by any Holder of a Security under this Section 12.02 shall be irrevocable for a period of six months after the day of execution thereof, but may be revoked at any time thereafter by such Holder or by its successor in title by filing written notice of such revocation with the Trustee at its Corporate Trust Office; provided, however, that such consent shall not be revocable after the Holders of not less than 66 2/3% in aggregate principal amount of the Securities of the series of which such Security is a part at the time outstanding shall have consented to such supplemental indenture. No notation on any Security of the fact of such consent shall be necessary, but any such written consent by the Holder of any Security shall be conclusive and binding on all future Holders and owners of the same Security and of all Securities delivered in exchange therefor, unless revoked in the manner and during the period provided in this Section 12.02.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities of the affected series at their addresses as the same shall then appear in the Securities Registrar of the Company. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        Section 12.03.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article XII or the modifications thereby of the trusts created by this Indenture, the Trustee for the Securities of any series shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying upon (i) an Officers' Certificate and (ii) an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Such Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 12.04.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article XII, this Indenture shall be modified in accordance therewith (but only with respect to the Securities of each series affected by such supplemental indenture), such supplemental indenture shall form a part of this Indenture for all purposes with respect to such series, and every Holder of Securities of any such series and any Coupons appertaining thereto theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 12.05.    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article XII shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 12.06.    Reference in Securities to Supplemental Indentures.

        Securities of any series (including any Coupons appertaining thereto) authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XII may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series and any Coupons appertaining thereto so modified as to conform, in the opinion of such Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series and any Coupons appertaining thereto then outstanding.

ARTICLE XIII

COVENANTS

        Section 13.01.    Payment of Principal, Premium and Interest.

        The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest, if any, on the Securities of each series in accordance with the terms of such Securities, any Coupons appertaining thereto, and this Indenture.

        The interest on Coupon Securities shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, on any temporary Unregistered Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender of such Coupon, and, as to other installments of interest, if any, only upon presentation of such Security for notation thereon of the payment of such interest.

        Section 13.02.    Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Registered Securities of any series may be presented or surrendered for payment or surrendered for registration of transfer or exchange, where Coupon Securities may be registered as to principal, and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, which office or agency shall initially be any office of the Trustee. However, if the Corporate Trust Office of the Trustee for such series is not located in the Borough of Manhattan, The City of New York, such office or agency shall initially be the principal corporate trust office located in the Borough of Manhattan, The City of New York, of an Authenticating Agent designated pursuant to Section 9.14.

        The Company will give prompt written notice to the Trustee of the location and any change in the location, of any such office or agency and of the name and address of any Securities Registrar and Paying Agent. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Registered Securities may be made or served at the Corporate Trust Office of the Trustee or the corporate trust office of any Authenticating Agent appointed hereunder, and presentations, surrenders, notices and demands in respect of Coupons appertaining to Securities of any series and Unregistered Securities may be made or served at the corporate trust office of the Trustee in the other city or cities referred to above.

        The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Securities of one or more series may be presented or surrendered for any or all of such purposes and may from time to time rescind such designations. However, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency as provided in this Section 13.02 in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 13.03.    Money for Securities Payments to be Held in Trust; Paying Agent to Repay Moneys Held; Return of Unclaimed Moneys.

        If the Company acts as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of such series and the Coupons, if any, appertaining thereto, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any,) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such series of its action or failure so to act.

        Whenever the Company has one or more Paying Agents with respect to any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any Securities of such series and the Coupons, if any, appertaining thereto, deposit with a Paying Agent for such series a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee for such series) the Company will promptly notify such Trustee at its Corporate Trust Office of its action or failure so to act.

        The Company shall cause each Paying Agent for the Securities of any series other than the Trustee for such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 13.03, that such Paying Agent will:

          (a)   hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of such series in trust for the benefit of the Holders of the

  Securities of such series, and the Coupons, if any, appertaining thereto, until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (b)   give such Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of such series; and

          (c)   at any time during the continuance of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company order direct any Paying Agent to pay, to the Trustee for the Securities of the appropriate series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with such Trustee or any such Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of such series and the Coupons, if any, appertaining thereto and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall be repaid to the Company on Company Request, or (if then held by the Company) shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, be discharged from such trust and be delivered to the Company; and the Holder of such Security or the Coupons, if any, appertaining thereto, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. However, such Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, or, at the option of the Trustee, with respect to Registered Securities, mailed by first-class mail, postage prepaid, to Holders of such Registered Securities, notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 13.04.    Maintenance of Properties.    The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary of the Company.

        Section 13.05.    Statement as to Compliance.

        The Company will deliver to the Trustee for each series of Securities, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on the first December 31 which occurs no less than 60 days following the first issuance of any Securities under the Indenture), a statement of the principal executive officer, principal financial officer or principal accounting officer of the Company, which need not comply with Section 1.03, stating that:

          (1)   a review of the activities of the Company during such year and of performance under this Indenture has been made under the signers' supervision; and

          (2)   to the best of the signer's knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation (without regard to any cure period or requirement of notice provided herein), specifying each such default known to the signer and the nature and status thereof.

        Section 13.06.    Corporate Existence.

        Subject to Article XI hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and that of each Subsidiary. However, the Company shall not be required to preserve the corporate existence of any Subsidiary or any such right or franchise if pursuant to a Board Resolution the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its other Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities of any series.

ARTICLE XIV

HOLDERS' MEETINGS

        Section 14.01.    Purposes of Meetings.

        A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

          (a)   to give any notice to the Company or to the Trustee for the Securities of such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VIII;

          (b)   to remove the Trustee for such series and nominate a successor Trustee pursuant to the provisions of Article IX;

          (c)   to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

          (d)   to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

        Section 14.02.    Call of Meetings by Trustee.

        The Trustee for the Securities of any series may at any time call a meeting of Holders of Securities of such series to take any action specified in Section 14.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or such other Place of Payment as the Trustee for such series shall determine. Notice of every meeting of the Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such series in the manner and to the extent provided in Section 1.07. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

        Section 14.03.    Call of Meetings by Company or Holders.

        In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any or all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of Securities of any or all series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee for such series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in the Borough of Manhattan, The City of New York, or such other Place of Payment for such meeting and may call such meeting to take any action authorized in Section 14.01, by giving notice thereof as provided in Section 14.02.

        Section 14.04.    Qualifications for Voting.

        To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more Securities with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the Securities of the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

        Section 14.05.    Regulations.

        Notwithstanding any other provisions of this Indenture, the Trustee for the Securities of any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities of such series, in regard to proof of the holding of Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities of such series as provided in Section 14.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

        Subject to the proviso in the definition of "Outstanding," at any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of "Outstanding") of Securities held or represented by such Holder. However, no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of the Securities of such series held by such person or instruments in writing aforesaid duly designating such person as the person to vote on behalf of other Holders of such series. At any meeting of Holders, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 14.02 or Section 14.03 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

        Section 14.06.    Voting.

        The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given in the manner and to the extent provided in Section 1.07. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 14.07.    No Delay of Rights by Meeting.

        Nothing in this Article XIV shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities of any series.

ARTICLE XV

CONCERNING HOLDERS OF SECURITIES

        Section 15.01.    Evidence of Action by Holders.

        Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of Outstanding Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced (1) by any instrument or any number of instruments of similar tenor executed by Holders in person or by an agent or proxy appointed in writing, or (2) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article XIV, or (3) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

        Section 15.02.    Proof of Execution of Instruments and of Holding of Securities.

        Proof of the execution of any instrument by a Holder or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

        The fact and date of the execution by any Person of any such instrument may be proved in any reasonable manner acceptable to the Trustee.

        The ownership of Securities may be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

        Section 15.03.    Securities Owned by the Company or Other Obligor on the Securities to be Disregarded in Certain Cases.

        In determining whether the Holders of the requisite principal amount of the Securities of any or all series have given any direction, request, waiver, or consent under this Indenture, Securities which are owned by the Company or by any other obligor on the Securities or by any Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request, or consent, only Securities which the Trustee knows are so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for purposes of this Section 15.03 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not a person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken in good faith upon and in accordance with the advice of counsel shall be full protection to the Trustee.

        Section 15.04.    Record Date.

        The Company may set a record date in the circumstances permitted by the Trust Indenture Act for the purpose of determining the Holders of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action, or to vote on any action authorized or permitted to be given or taken by Holders of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series in respect of any such action, or, in the case of any such vote, prior to such vote or if not set by the Trustee in accordance with (1) Section 8.01, upon receipt by the Trustee of any notice of default pursuant to Section 8.01(d) or (2) Section 8.02, upon receipt by the Trustee of any written declaration of acceleration of maturity, or waiver, rescission, and annulment thereof, the record date for any such action, vote, notice, declaration, or direction shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.01) prior to such first solicitation, vote, notice, declaration, or direction, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE XVI

SUBORDINATION OF SECURITIES

[THIS ARTICLE IS ONLY APPLICABLE IF SECURITIES ARE TO BE SUBORDINATED]

        Section 16.01.    Securities Subordinate to Senior Debt.    The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of any series, by such Holder's acceptance thereof likewise covenants and agrees that all Securities from time to time issued hereunder and under a indenture supplemental hereto shall be subordinated and subject, to the extent and in the manner herein set forth and in any indenture supplemental hereto with respect to a series of Securities, in right of payment to the prior payment in full of all Senior Debt.

        Section 16.02.    No Payments When Senior Debt in Default; Payment Over of Proceeds upon Dissolution, Etc.     In the event the Company shall default in the payment on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) shall be made or agreed to be made on account of the principal of or interest on the Securities of any series, or in respect of any redemption, retirement, purchase or other acquisition (except, if applicable, through the conversion thereof) of any Securities of any series.

        Upon the happening of an event of default with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof (under circumstances when the terms of the preceding paragraph are not applicable), unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) shall be made or agreed to be made on account of the principal of or interest on the Securities of any series, or in respect of any redemption, retirement, purchase or other acquisition (except, if applicable, through the conversion thereof) of any Securities of any series.

        In the event of:

        (a)   any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property, or any of the Company's Subsidiaries that are guarantors under the Senior Debt,

        (b)   any assignment by the Company for the benefit of creditors, or

        (c)   any other marshalling of the assets of the Company,

        all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution (direct or indirect), whether in cash, property or securities, by setoff or otherwise, shall be made to any Holder on account of the Securities of any series, and to that end any payment or distribution, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the same extent provided in this Article with respect to the Securities of any series, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) which would otherwise (but for the subordination provisions contained in this Article) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Debt, as their respective interests may appear, until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

        If the Securities are declared due and payable before their stated maturity because of the occurrence of an Event of Default (under circumstances where the preceding paragraph is not applicable), no payment (direct or indirect) shall be made in respect of any Securities unless and until all Senior Debt has been paid in full or such declaration and its consequence shall have been rescinded and all such defaults shall have been remedied or waived.

        If any payment or distribution (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or the Holders in contravention of any of the terms of this Article and before all the Senior Debt has been paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of such Senior Debt at the time outstanding as their respective interests may appear for application to the payment of Senior Debt until all Senior Debt (including any interest thereon accruing after the commencement of any such proceeding referred to in subsection (a), (b) or (c) above) shall have been paid in full. If the Trustee or any such Holder fails to endorse or assign any such payment or distribution as required by this Section, the Trustee and the Holder of each Security by such Holder's acceptance thereof authorizes each holder of Senior Debt, any representative or representatives of holders of Senior Debt and the trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued to so endorse or assign the same.

        No holder of Senior Debt shall be prejudiced in the right to enforce subordination of the Securities by any act or failure to act on the part of the Company.

        Subject to the payment in full of all Senior Debt, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which ranks on a parity with the Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions applicable to the Senior Debt until the Securities shall be paid in full, and no such payments or distributions shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Securities. The provisions of this Article are and are intended solely for the proposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand, and nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt and the Holders of the Securities, the obligation of the Company to pay the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Trustee or the Holders from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Indenture, upon a Default or Event of Default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, property or securities otherwise payable or deliverable to the Trustee or the Holders.

        Upon any payment or distribution pursuant to this Section, the Trustee shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section, are pending, and the Trustee, subject, as between the Trustee and the Holders, to the provisions of Section 8.01, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 16.03.    Trustee to Effectuate Subordination.    The Holder of each Security by such Holder's acceptance thereof authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

        Section 16.04.    Trustee Not Charged With Knowledge Of Prohibition.    Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject, as between the Trustee and the Holders, to the provisions of Section 8.01, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, or of any default in the payment of any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until three business days after the Trustee shall have received written notice thereof from the Company or any holder of Senior Debt or the representative or representatives of such holder; nor shall the Trustee be charged with knowledge of the curing of any such default or of the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect. The provisions of this Section shall not limit any rights of holders of Senior Debt under this Article to recover from each Holder any payment made to such Holder.

        Section 16.05.    Rights Of Trustee As Holder Of Senior Debt.    The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 8.11, or elsewhere in this Indenture, shall deprive the Trustee of any of its rights as such holder.

        Section 16.06.    Article Applicable To Paying Agent.    In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 11.04 and 11.05 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of                         , 2003.

CAREER EDUCATION CORPORATION
By:
Name:
Title:
Attest:
By:
Name:
, as Trustee
By:
Name:
Title:
Attest:
By:
Name:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

        On this              day of                         ,             , before me personally came                         , to me personally known, who, being by me duly sworn, did depose and say that he resides in                         ,                         ; that he is the                          of Career Education Corporation, one of the corporations described in and which executed the above instrument; and that he signed his name thereto under the authority of the Board of Directors of said corporation.

[NOTARIAL SEAL]

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

        On this              day of                         ,             , before me personally came                         , to me personally known, who, being by me duly sworn, did depose and say that he resides in                         ,                         ; that he is the                          of                         , one of the corporations described in and which executed the above instrument; and that he signed his name thereto under the authority of the Board of Directors of said corporation.

[NOTARIAL SEAL]

Notary Public

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